Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

ANNOUNCES 2017 OUTLOOK

ANNOUNCES PENDING ACQUISITION IN CHILE

SAN JUAN, PUERTO RICO – February 22, 2017 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 and Recent Highlights

•	Revenue grew 6% to $101.9 million

•	GAAP Net Income was $16.0 million, or $0.22 per diluted share

•	Adjusted EBITDA grew 2% to $47.6 million

•	Adjusted earnings per share was $0.43, or a 2% decline

•	Completed acquisition of Accuprint in Puerto Rico

•	$18 million returned to shareholders in share repurchases and dividends

•	Acquisition in Chile for a purchase price of approximately $42 million pending Federal Reserve Board approval

Full Year 2016 Highlights

•	Revenue grew 4% to $389.5 million

•	GAAP Net Income was $75.0 million, or $1.01 per diluted share

•	Adjusted EBITDA grew 1% to $187.6 million

•	Adjusted earnings per share grew 5% to $1.67

•	$70 million returned to shareholders in share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer, stated “We are pleased with the achievement of our annual financial goals in a challenging environment in Puerto Rico. We enhanced our focus on customer engagement and infrastructure improvements as well as completed two strategic acquisitions.

Schuessler continued, “Additionally, I am pleased to announce that we signed an agreement for an acquisition in Chile that would expand our geographic footprint, adding talent and complementary solutions in other key markets in South America.”

Fourth Quarter 2016 Results

Revenue. Total revenue for the quarter ended December 31, 2016 was $101.9 million, an increase of 6% compared with $95.7 million in the prior year.

Merchant Acquiring, net revenue was $23.1 million, a decrease of 1% compared with $23.4 million in the prior year. Revenue decrease in the quarter was driven primarily by the shift of revenue from the merchant acquiring segment to the payment processing segment, reflecting the second quarter 2016 client contract change.

Payment Processing revenue was $28.8 million, an increase of 4% compared with $27.7 million in the prior year. Revenue results in the quarter reflected increases in transactions processed over the ATH® debit network and card processing volumes, increased revenue related to the Processa acquisition, and the previously referenced client contract change from merchant acquiring to payment processing. These increases were partially offset by a project delay and subsequent contract modification that had an approximately $2 million revenue impact on the current quarter.

Business Solutions revenue was $50.0 million, an increase of 12% compared with $44.6 million in the prior year. Business Solutions revenue growth in the quarter reflects increased revenue from completed IT consulting projects, the addition of revenue related to the acquisition of Accuprint, the impact of the annual CPI price increase on the Banco Popular Master Service Agreement and other non-recurring revenue.

Adjusted EBITDA. For the quarter ended December 31, 2016, Adjusted EBITDA was $47.6 million, an increase of 2% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) decreased 200 basis points to 46.7% compared with 48.7% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by a change in revenue mix, increased investment expense related to Latin America growth initiatives and increased operating taxes.

Net Income. For the quarter ended December 31, 2016, GAAP Net Income was $16.0 million, or $0.22 per diluted share, compared with $21.9 million or $0.29 per diluted share in the prior year. The reduction in GAAP net income primarily reflects debt extinguishment expense related to the refinancing, a software asset write-down, a charge for the resolution of a software maintenance contract matter and an increased tax rate in the current year.

Adjusted Net Income. For the quarter ended December 31, 2016, Adjusted Net Income was $31.3 million, a decrease of 6% compared with $33.2 million in the prior year reflecting an increased tax rate in 2016. Adjusted earnings per diluted share was $0.43, a decrease of 2% compared with $0.44 in the prior year.

Share Repurchase

During the three months ended December 31, 2016, the Company repurchased approximately 0.6 million shares of common stock at an average price of $16.38 per share for a total of $10.3 million. For the full year 2016, the Company repurchased a total of 2.5 million shares of common stock at an average price of $15.95 per share for a total of $39.9 million. As of December 31, 2016, a total of approximately $80 million remained available for future use under the Company’s share repurchase program.

Acquisitions

On December 14, 2016, the Company completed the acquisition of Accuprint for approximately $10 million. Accuprint provides data processing and print services for banks, insurance companies and non-financial companies. The results of this acquisition are reported within the Business Solutions segment.

On February 17, 2017, the Company’s main operating subsidiary, Evertec Group, LLC, entered into an agreement to purchase directly or indirectly 100% of the share capital of EFT Group S.A., a Chilean-based company known commercially as PayGroup at a purchase price of approximately CLP 26,918 million, or approximately US$ 42 million at current exchange rates, subject to customary adjustments. PayGroup is a payment processing and software company serving primarily financial institutions throughout Latin America. The transaction is subject to customary closing conditions, including receipt of US federal bank regulatory approval, and a special provision that allows the selling shareholders to terminate the transaction if US federal bank regulatory approval has not been secured by June 12, 2017, in which case Evertec must pay a penalty of approximately US$2 million. Receipt of US federal bank regulatory approval is dependent on factors outside the control of Evertec. There is no assurance that such approval will be obtained by June 12, 2017 or at all.

2017 Outlook

The Company financial outlook for 2017 is as follows:

•	Total consolidated revenue between $390 and $400 million representing growth of 0 to 3%

•	Adjusted earnings per share guidance of $1.50 to $1.63 representing a range of -10 to -2% as compared to $1.67 in 2016

•	Capital expenditures ranging between $35 and $45 million

•	Effective tax rate ranging between 9.5 to 10.5%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its Fourth quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10098091. The replay will be available through Wednesday, March 1, 2017. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 18 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted earnings per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of the Company’s operations and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except per share data)	2016	2015	2016	2015
Revenues
Merchant Acquiring, net	$23,111	$23,370	$91,248	$85,411
Payment Processing	28,791	27,682	111,507	108,320
Business Solutions	49,987	44,632	186,752	179,797

Total revenues	101,889	95,684	389,507	373,528

Operating costs and expenses

Cost of revenues, exclusive of depreciation and amortization shown below	48,682	42,821	175,809	167,916
Selling, general and administrative expenses	12,760	10,235	46,986	37,278
Depreciation and amortization	15,067	15,207	59,567	64,974

Total operating costs and expenses	76,509	68,263	282,362	270,168

Income from operations	25,380	27,421	107,145	103,360

Non-operating income (expenses)
Interest income	111	124	377	495
Interest expense	(6,325)	(5,852)	(24,617)	(24,266)
Earnings (losses) of equity method investment	6	(49)	(52)	147
Other income, net	(1,203)	876	544	2,306

Total non-operating expenses	(7,411)	(4,901)	(23,748)	(21,318)

Income before income taxes	17,969	22,520	83,397	82,042
Income tax expense	1,955	591	8,271	(3,335)

Net income	16,014	21,929	75,126	85,377
Less: Net income attributable to non-controlling interest	41	—	90	—

Net income attributable to EVERTEC, Inc.’s common stockholders	15,973	21,929	75,036	85,377
Other comprehensive loss, net of tax
Foreign currency translation adjustments	(740)	(1,018)	(3,360)	(545)
Gain (loss) on cash flow hedge	3,015	(515)	(1,449)	(515)

Total comprehensive income	$18,248	$20,396	$70,227	$84,317

Net income per common share:
Basic	$0.22	$0.29	$1.01	$1.11
Diluted	$0.22	$0.29	$1.01	$1.11

Shares used in computing net income per common share:
Basic	73,020,599	75,780,036	74,132,863	77,066,459
Diluted	73,563,167	75,923,316	74,473,369	77,181,123

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands)	December 31, 2016	December 31, 2015
Assets
Current Assets:
Cash	$51,920	$28,747
Restricted cash	8,112	11,818
Accounts receivable, net	77,803	73,715
Deferred tax asset	—	1,685
Prepaid expenses and other assets	20,430	18,758

Total current assets	158,265	134,723
Investment in equity investee	12,252	12,264
Property and equipment, net	38,930	34,128
Goodwill	370,986	368,133
Other intangible assets, net	299,119	312,059
Long-term deferred tax asset	805	—
Other long-term assets	5,305	2,347

Total assets	$885,662	$863,654

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	34,243	$37,308
Accounts payable	40,845	21,216
Unearned income	4,531	2,877
Income tax payable	1,755	1,350
Current portion of long-term debt	19,789	22,750
Short-term borrowings	28,000	17,000

Total current liabilities	129,163	102,501
Long-term debt	599,667	619,297
Long-term deferred tax liability	14,978	20,614
Unearned income - long-term	17,303	10,939
Other long-term liabilities	16,376	12,089

Total liabilities	777,487	765,440

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,635,032 shares issued and outstanding at December 31, 2016 (December 31, 2015 - 74,988,210)	726	750
Additional paid-in capital	—	9,718
Accumulated earnings	116,341	95,328
Accumulated other comprehensive loss, net of tax	(12,391)	(7,582)

Total EVERTEC, Inc stockholders’ equity	104,676	98,214
Non-controlling interest	3,499	—

Total equity	108,175	98,214

Total liabilities and stockholders’ equity	$885,662	$863,654

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(Dollar amounts in thousands)	2016	2015

Cash flows from operating activities
Net income	$75,126	$85,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,567	64,974
Amortization of debt issue costs and accretion of discount	4,334	3,329
Loss on extinguishment of debt	1,476	—
Provision for doubtful accounts and sundry losses	1,990	2,130
Deferred tax benefit	(4,594)	(3,090)
Share-based compensation	6,408	5,204
Loss on disposal of property and equipment and other intangibles	453	143
Loss on impairment of software	2,277	—
Losses (earnings) of equity method investment	52	(147)
Dividend received from equity method investment	—	—
(Increase) decrease in assets:
Accounts receivable, net	(2,583)	(4,482)
Prepaid expenses and other assets	(1,426)	(146)
Other long-term assets	(1,790)	(70)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	14,594	15,947
Income tax payable	405	(606)
Unearned income	8,018	2,207
Other long-term liabilities	3,747	(8,351)

Total adjustments	92,928	77,042

Net cash provided by operating activities	168,054	162,419

Cash flows from investing activities
Net decrease (increase) in restricted cash	3,705	(6,100)
Additions to software and purchase of customer relationship	(23,819)	(25,960)
Acquisitions, net of cash acquired	(15,600)	—
Property and equipment acquired	(18,450)	(21,022)
Proceeds from sales of property and equipment	81	14

Net cash used in investing activities	(54,083)	(53,068)

Cash flows from financing activities
Proceeds from issuance of long-term debt	75,763	—
Debt issuance costs	(4,830)	—
Net increase (decrease) in short-term borrowings	11,000	(6,000)
Repayments of borrowings for purchase of equipment and software	(2,213)	(1,542)
Dividends paid	(29,696)	(30,921)
Statutory minimum withholding taxes paid on share-based compensation	(548)	(306)
Tax windfall benefits on share-based compensation	—	—
Issuance of common stock	—	—
Repurchase of common stock	(39,946)	(54,949)
Settlement of stock options	—	—
Repayment of long-term debt	(96,741)	(19,000)
Credit amendment fees	(3,587)	—

Net cash used in financing activities	(90,798)	(112,718)

Net increase (decrease) in cash	23,173	(3,367)
Cash at beginning of the period	28,747	32,114

Cash at end of the period	$51,920	$28,747

EVERTEC, Inc.

Schedule 4: Unaudited Income from Operations by Segment

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands)	2016	2015	2016	2015
Segment income from operations

Merchant Acquiring, net	$7,111	$8,999	$31,051	$36,466
Payment Processing	12,578	14,512	52,071	55,429
Business Solutions	13,495	11,786	56,794	50,200

Total segment income from operations	33,184	35,297	139,916	142,095
Merger related depreciation and amortization and other unallocated expenses (1)	(7,804)	(7,876)	(32,771)	(38,735)

Income from operations	$25,380	$27,421	$107,145	$103,360

(1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.

EVERTEC, Inc.

Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2016	2015	2016	2015

Net income	$16,014	$21,929	$75,126	$85,377
Income tax expense (benefit)	1,955	591	8,271	(3,335)
Interest expense, net	6,214	5,728	24,240	23,771
Depreciation and amortization	15,067	15,207	59,567	64,974

EBITDA	39,250	43,455	167,204	170,787

Software maintenance reimbursement and other costs(1)	—	494	521	1,902
Equity (income) loss(2)	(6)	49	(19)	(147)
Compensation and benefits (3)	2,449	2,302	10,482	12,237
Transaction, refinancing and other fees (4)	5,882	324	7,579	1,316
Purchase accounting (5)	—	—	—	82
Restatement related expenses (6)	—	—	1,837	—

Adjusted EBITDA	47,575	46,624	187,604	186,177

Operating depreciation and amortization (7)	(7,302)	(7,634)	(28,468)	(29,301)
Cash interest expense, net (8)	(5,137)	(4,941)	(20,468)	(20,665)
Income tax expense (9)	(3,748)	(892)	(13,752)	(13,211)
Non-controlling interest (10)	(89)	—	(258)	—

Adjusted Net Income	$31,299	$33,157	$124,658	$123,000

Net income per common share (GAAP):
Diluted	$0.22	$0.29	$1.01	$1.11

Adjusted earnings per common share (Non-GAAP):
Diluted	$0.43	$0.44	$1.67	$1.59

Shares used in computing adjusted earnings per common share:
Diluted	73,563,167	75,923,316	74,473,369	77,181,123

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents share-based compensation and other compensation expense of $1.8 million and $1.5 million for the quarters ended December 31, 2016 and 2015 and severance payments of $0.7 million and $0.2 million for the quarters ended December 31, 2016 and 2015 and share-based compensation and other compensation expense of $6.4 million and $5.3 million for the year ended December 31, 2016 and 2015 and severance payments of $3.7 million and $6.4 million for the year ended December 31, 2016 and 2015.
4)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, certain fees paid to resolve a software maintenance contract matter, fees associated with the debt refinancing and a software writedown.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents consulting, audit and legal expenses incurred as part of the restatement.
7)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
8)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
9)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.
10)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.

Schedule 6: Reconciliation of Adjusted Net Income to GAAP Net Income

	Quarter ended December 31,
(Dollar amounts in thousands, except share data)	2016				2015
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenues	$101,889			$101,889	$95,684			$95,684

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	48,682	(4,736	) (1),(3)	43,946	42,821	(1,672	) (1),(3)	41,149
Selling, general and administrative expenses	12,760	(2,119	) (3),(4),(5),(6)	10,641	10,235	(1,448	) (3),(4),(5)	8,787
Depreciation and amortization	15,067	(7,765	) (7)	7,302	15,207	(7,573	) (7)	7,634

Total operating costs and expenses	76,509			61,889	68,263			57,570

Income from operations	25,380			40,000	27,421			38,114

Non-operating income (expenses)
Interest income	111	(111	) (8)	—	124	(124	) (8)	—
Interest expense	(6,325)	1,188	(8)	(5,137)	(5,852)	911	(8)	(4,941)
Earnings of equity method investment	6	(6	) (2)	—	(49)	49	(2)	—
Other income, net	(1,203)	1,476	(4)	273	876			876

Total non-operating expenses	(7,411)			(4,864)	(4,901)			(4,065)

Income before income taxes	17,969			35,136	22,520			34,049
Income tax expense	1,955	1,793	(9)	3,748	591	301	(9)	892

Net income	16,014			31,388	21,929			33,157
Less: Net income attributable to non-controlling interest	41	48	(10)	89	—			—

Net income attributable to EVERTEC, Inc.’s common stockholders’	15,973			31,299	21,929			33,157

Earnings per common share:
Diluted	$0.22			$0.43	$0.29			$0.44

Shares used in computing earnings per common share:
Diluted	73,563,167				75,923,316

	Year ended December 31,
(Dollar amounts in thousands, except per share data)	2016				2015
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues
Total revenues	$389,507			$389,507	$373,528			$373,528

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	175,809	(8,847	) (1),(3)	166,962	167,916	(8,789	) (1),(3)	159,127
Selling, general and administrative expenses	46,986	(10,096	) (3),(4),(5),(6)	36,890	37,278	(6,748	) (3),(4),(5)	30,530
Depreciation and amortization	59,567	(31,099	) (7)	28,468	64,974	(35,673	) (7)	29,301

Total operating costs and expenses	282,362			232,320	270,168			218,958

Income from operations	107,145			157,187	103,360			154,570

Non-operating income (expenses)
Interest income	377	(377	) (8)	—	495	(495	) (8)	—
Interest expense	(24,617)	4,149	(8)	(20,468)	(24,266)	3,601	(8)	(20,665)
Earnings of equity method investment	(52)	(19	) (2)	(71)	147	(147	) (2)	—
Other income	544	1,476	(4)	2,020	2,306			2,306

Total non-operating expenses	(23,748)			(18,519)	(21,318)			(18,359)

Income before income taxes	83,397			138,668	82,042			136,211
Income tax expense	8,271	5,481	(9)	13,752	(3,335)	16,546	(9)	13,211

Net income	75,126			124,916	85,377			123,000
Less: Net income attributable to non-controlling interest	90	168	(10)	258	—			—

Net income attributable to EVERTEC, Inc.’s common stockholders’	75,036			124,658	85,377			123,000

Earnings per common share:
Diluted	$1.01			$1.67	$1.11			$1.59

Shares used in computing earnings per common share:
Diluted	74,473,369				77,181,123

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents share-based compensation and other compensation expense of $1.8 million and $1.5 million for the quarters ended December 31, 2016 and 2015 and severance payments of $0.7 million and $0.2 million for the quarters ended December 31, 2016 and 2015 and share-based compensation and other compensation expense of $6.4 million and $5.3 million for the year ended December 31, 2016 and 2015 and severance payments of $3.7 million and $6.4 million for the year ended December 31, 2016 and 2015.
4)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, certain fees paid to resolve a software maintenance contract matter, fees associated with the debt refinancing and a software writedown.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents consulting, audit and legal expenses incurred as part of the restatement.
7)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
8)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
9)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.
10)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.

Schedule 7: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

				2016
	2017 Outlook			Actual
(Dollar amounts in millions, except share data)

Revenues	$390	to	$400	$390

Earnings per Share (EPS) (GAAP)	$0.92	to	$1.06	$1.01

Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.18		0.18	0.27
Merger related depreciation and amortization (2)	0.41		0.41	0.42
Non-cash interest expense (3)	0.05		0.05	0.05
Tax effect of non-gaap adjustments (4)	(0.06)		(0.06)	(0.07)
Non-controlling interest (5)	(0.01)		(0.01)	(0.00)

Total adjustments	0.58		0.58	0.67

Adjusted EPS (Non-GAAP)	$1.50	to	$1.63	$1.67
Shares used in computing adjusted earnings per share			73.5	74.5

1)	Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger.
3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
4)	Represents income tax expense on non-gaap adjustments using the applicable GAAP tax rate (in an anticipated range of 9.5% to 10.5%).
5)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.